Exhibit 99.1

Contact:	Barbara Bower
Derek McClain
Trammell Crow Company
(214) 863-3000

FOR IMMEDIATE RELEASE

TRAMMELL CROW COMPANY REPORTS FINANCIAL RESULTS

FOR SECOND QUARTER AND FIRST HALF OF 2005

Year-to-Date Earnings Per Share More than Double on Strong Revenue Growth

Increase to Full Year Guidance

DALLAS, Texas, July 28, 2005 — Trammell Crow Company (NYSE:TCC), one of the world’s largest diversified commercial real estate services companies, today announced its financial results for the quarter and six months ended June 30, 2005.  The company reported strong increases in revenues and profits and an increase in its full-year earnings target.

Consolidated Results

Diluted earnings per share for the second quarter of 2005 were $0.23, up 156% from diluted earnings per share of $0.09 reported for the second quarter of 2004.  For the second quarter of 2005, revenues totaled $212.9 million, compared with revenues of $182.0 million for the corresponding quarter of 2004, an increase of approximately 17%.

The second quarter results drove diluted earnings per share for the first half of 2005 to $0.29, more than doubling the diluted earnings per share of $0.14 reported for the first half of the prior year.  First half 2005 revenues were $392.5 million, up from revenues of $340.1 million in the first half of 2004.

Commenting on the reported results, Robert Sulentic, the company’s Chairman and Chief Executive Officer, noted, “We are very pleased with our first half results.  We continue to see significant revenue increases across key business lines in our Global Services segment fueled in large part by the considerable momentum in our outsourcing business.  The continuing build-up of the “in process” inventory in our Development and Investment business positions us for strong results from that business in both the third and fourth quarters of the year.  All of this leaves us highly optimistic about what is in store for the full year.”

Global Services

Global Services segment income before income taxes increased 77% from $9.4 million in the second quarter of 2004 to $16.8 million in the second quarter of 2005.  Revenues for this segment increased 19% from $169.9 million in the second quarter of 2004 to $202.6 million in the second quarter of 2005.

For the first half of 2005, Global Services income before income taxes was $22.4 million, up 143% from 2004 first-half income before income taxes of $9.2 million.  Global Services revenues increased from $319.7 million for the first half of 2004 to $371.8 million for the first half of 2005.

Commenting on the segment’s performance, Mr. Sulentic noted, “Significant revenue increases across all of our user services business lines and in investor brokerage fueled our Global Services profit growth for the second quarter and first half of the year.  Revenues derived from user services increased 26% from the second quarter of 2004 to the second quarter of 2005.  Components of the user services revenue increase for the quarter included facilities management (up 17%), project management (up 62%) and our user services brokerage line – corporate advisory services (up 19%).  Revenues earned from brokerage services provided to investor clients (for both sales and leasing transactions) increased 17% from last year’s second quarter.  Our success in landing new outsourcing business (both new accounts and expansions) and growing our brokerage force, a continued strong market for investment sales brokerage and an increase in leasing activity are evident in our second quarter results.”

Development & Investment

Development and Investment segment results were consistent with the company’s expectations.  The segment posted a loss before income taxes of $3.9 million for the second quarter of 2005, comparable to the pre-tax loss of $3.7 million reported for the second quarter of 2004.  The segment reported a loss before income taxes of $6.3 million for the first half of 2005, compared with income before taxes of $0.1 million for the first half of 2004.  First half comparisons are adversely impacted by significant project sales in unconsolidated subsidiaries that occurred in the first quarter of 2004, uncharacteristically early in the year.

With regard to the outlook for the Development and Investment segment, Mr. Sulentic noted, “On the strength of what we expect to be very active third and fourth quarters for the Development and Investment segment, we have an increasing level of confidence in that segment’s ability to achieve its goal of posting income before taxes for the full year 2005 equal to or perhaps exceeding that posted for 2004.  We view 2004 and 2005 as transition years in our Development and Investment segment.   Our “in process” inventory is ramping up nicely from its six-year low of $2.4 billion (realized at June 30, 2004), and our “pipeline” inventory – which typically feeds the “in process” inventory for future years – is near its historical high.  These activity levels and the progress that we continue to make with our initiatives – such as our industrial fund with ING Clarion and our health care development and investment program – bode well for future profit growth in this business.”

Line of Credit

Prior to quarter end, the company entered into a new three-year credit agreement with its bank group, led by Bank of America, N.A., providing a $175 million line of credit.  At June 30, 2005, borrowings under the facility were $75.5 million.  The borrowings were drawn during the second quarter to finance the company’s purchase of its increased ownership stake in its strategic alliance partner Savills plc.

Outlook

Commenting on the outlook for the remainder of the year, Mr. Sulentic stated, “Assuming a continued healthy market, we are now targeting earnings per share for 2005 in the range from $1.40 to $1.50, which would represent EPS growth of between 33% and 43%.  Looking beyond 2005, we also believe that growth in EPS from 2005 to 2006 at or exceeding our long-term goal of 20% per year would be a reasonable target for us in light of our continued success winning new outsourcing business and the build-up of our Development and Investment inventories.”

At 11:00 a.m., Eastern Time, today, Mr. Sulentic and other members of company management will host a Webcast conference call to review the company’s second quarter results.  The call may be accessed via the Investor Relations section of Trammell Crow Company’s Web site at www.trammellcrow.com.  A replay of the call will also be accessible in the same manner through August 4, 2005.

Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world. Through its Global Services Group, the company provides building management, brokerage and project management services to both investors in and users of commercial real estate. Development and investment services are provided through the company’s Development and Investment Group.  In addition to its full service offices located throughout the United States, the company has offices in Canada, Europe, Asia and Latin/South America focused on the delivery of real estate services to corporate customers. The company delivers brokerage services outside the United States through strategic alliances with leading providers - in Europe and Asia, through Savills, plc, a leading property services company based in the United Kingdom; and in Canada, through JJ Barnicke, a leading Canadian real estate services provider. Trammell Crow Company is traded on the New York Stock Exchange under the ticker symbol “TCC” and is located on the World Wide Web at www.trammellcrow.com.

Certain statements contained in this press release, including without limitation statements containing the words “believe,” “anticipate,” “forecast,” “will,” “may,” “expect,” “envision,” “project,” “budget,” “target(ing),” “estimate,” “could,” “should,” “would,” “conceivable,” “intend,” “possible,” “foresee”, “look(ing) for,” “look to” and words of similar import, are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other matters include, but are not limited to (i) the timing of individual transactions, (ii) the ability of the company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale, (iii) the ability of the company to compete effectively in the international arena, (iv) the ability of the company to retain its major customers and renew its contracts, (v) the ability of the company to attract new user and investor customers, (vi) the ability of the company to manage fluctuations in net earnings and cash flow which could result from the company’s participation as a principal in real estate investments, (vii) the company’s ability to continue to pursue its growth strategy, (viii) the company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (ix) the company’s ability to compete in highly competitive national and local business lines and (x) the company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management).  In addition, the company’s ability to achieve certain anticipated results will be subject to other factors affecting the company’s business that are beyond the company’s control, including but not limited to general economic conditions (including the cost and availability of capital for investment in real estate and customers’ willingness to make real estate commitments), the effect of government regulation on the conduct of the company’s business and the threat of terrorism and acts of war.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.  Reference is hereby made to the disclosures contained under the heading “Risk Factors” in “Item 1. Business” of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

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